UNITED STATES
                        SECURITES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): September 30, 2005

                              Multiband Corporation
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             (Exact name of registrant as specified in its chapter)

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
           Minnesota                                13529                                         41-1255001
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(State or other jurisdiction                (Commission File Number)                           (IRS Employer
       of incorporation)                                                                     Identification No.)
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            9449 Science Center Drive
           New Hope, Minnesota                                        55428
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(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code        763-504-3000
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          (Former name or former address, if changed since last report)

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Item 1.01 Entry into a Material Definitive Agreement

Effective 9-30-05, Multiband Corporation (the Company) sold certain video subscriber assets located in Ohio and Texas to Satellite Broadcasting Corporation (SBC). The Company sold 152 video subscribers for $167,000; $91,500 cash at closing and the balance in a three year note.

Effective the same date, the Company also purchased from a limited liability corporation group led by private cable operator Gary Carlson four rights of entry and related Subscribers (approximately 550) for four Minnesota based properties for a total purchase price of $410,000, paid as follows; $200,000. Cash at closing; $105,000 in Company common stock valued at $1.50 per share; and the balance in a three year note.

                                   Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 6, 2005                    Multiband Corporation

                                            By  James L. Mandel
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                                                James L. Mandel
                                                Chief Executive Officer